UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2026

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 14, 2026, California Water Service Group (“Group”) entered into a Note Purchase Agreement, dated October 14, 2026 (the “Note Purchase Agreement”), which provides for the issuance of (i) $75 million principal amount of its 6.08% Senior Unsecured Notes, Series C, due December 15, 2031 (the “Series C Notes”) and (ii) $50 million principal amount of its 6.41% Senior Unsecured Notes, Series D, due December 15, 2036 (the “Series D Notes” and together with the Series C Notes, the “Notes”), and California Water Service Company (“Cal Water”), a wholly owned subsidiary of Group, entered into a Bond Purchase Agreement, dated October 14, 2026 (the “Bond Purchase Agreement”), which provides for the issuance of (i) $50 million principal amount of its 6.49% First Mortgage Bonds due December 15, 2046, Series 4 (the “Series 4 Bonds”) and (ii) $100 million principal amount of its 6.54% First Mortgage Bonds due December 15, 2056, Series 5 (the “Series 5 Bonds” and together with the Series 4 Bonds, the “Bonds”). The Notes and the Bonds are expected to be issued on or before December 31, 2026. The Bonds are expected to be issued pursuant to a Sixty-Sixth Supplemental Indenture.

Interest on the Notes will accrue semi-annually and be payable in arrears on June 15 and December 15 of each year, commencing on June 15, 2027. The Notes will rank equally with Group’s indebtedness under its Credit Agreement, dated as of March 31, 2023, with Bank of America, N.A. and the other parties thereto.

Interest on the Bonds will accrue semi-annually and be payable in arrears on June 15 and December 15 of each year, commencing on June 15, 2027. The Bonds will rank equally with all of Cal Water’s other First Mortgage Bonds and will be secured by liens on its properties, subject to certain exceptions and permitted liens.

Group plans to use the net proceeds from the sale of the Notes to refinance existing indebtedness and for general corporate purposes. Cal Water plans to use the net proceeds from the sale of the Bonds to refinance existing indebtedness and for general corporate purposes, as set forth in California Public Utilities Code Section 817.

The Notes and the Bonds are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Bonds have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or the Bonds.

The foregoing descriptions of the Notes and the Bonds are qualified in their entirety by reference to the full terms and conditions of the Note Purchase Agreement and the Bond Purchase Agreement, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of October 14, 2026, by and among California Water Service Group and the several Purchasers named therein.

10.2	Bond Purchase Agreement, dated as of October 14, 2026, by and among California Water Service Company and the several Purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 15, 2026	By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Senior Vice President, Chief Financial Officer and Treasurer